UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2008

optionsXpress Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-630-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2008, the Company entered an agreement to purchase up to 200,000 shares annually from Ned Bennett, Executive Vice Chairman and founder of optionsXpress. These shares will be purchased based on the 30 day average trading price of the company’s stock prior to the date of the repurchase. There is no obligation on the part of either party to sell/buy any minimum number of shares

The foregoing description is qualified by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference

Item 8.01 Other Events.

On February 13, 2008, the Company announced that its Board of Directors had authorized a share repurchase program for up to $100 million of the Company's outstanding common stock. The share repurchase program authorizes OXPS to repurchase shares, from time to time, through solicited or unsolicited transactions in the open market or in privately negotiated transactions. The number of shares to be purchased and the timing of the purchases will be based on market conditions and other factors. The program may be discontinued at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

optionsXpress Holdings, Inc.

February 14, 2008	By:	/s/ Adam DeWitt

Name: Adam DeWitt
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement between Ned Bennett and optionsXpress Holdings, Inc.
99.1	News Release issued by the Registrant on February 13, 2008